Exhibit 99.(11)

August 18, 2014

PRUDENTIAL WORLD FUND, INC.

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

Re:                             Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to Prudential World Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form N-14 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the preliminary proxy statement-prospectus included therein (the “Prospectus”), for the offering by the Company of shares (the “Shares”), $0.01 par value per share, of common stock (“Common Stock”), of Prudential International Equity Fund, a separate series of shares of stock of the Company (“Equity Fund”), to be issued pursuant to the terms of the Plan of Reorganization, in the form attached to the Prospectus as an Exhibit (the “Plan”), by and between the Company, on behalf of Prudential International Value Fund, a separate series of shares of stock of the Company (“Value Fund”), and the Company, on behalf of Equity Fund.  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.                                      The By-Laws of the Company (the “By-Laws”), certified as of the date hereof by an Assistant Secretary of the Company;

3.                                      Resolutions of the Board of Directors of the Company, adopted at a meeting held on August 18, 2014, relating to (a) the authorization and approval of the execution, delivery and performance by the Company of the Plan, (b) the issuance of the Shares pursuant thereto, and (c) the filing of the Registration Statement (collectively, the “Board Resolutions”), certified as of the date hereof by an Assistant Secretary of the Company;

4.                                      A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

5.                                      A certificate executed by Amanda S. Ryan, an Assistant Secretary of the Company, dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.                                      The number of Shares to be issued from time to time, plus the number of shares of Equity Fund issued and outstanding immediately prior to the issuance of such Shares, will not exceed the number of shares of Equity Fund then authorized to be issued under the Charter.

6.                                      The Company does not intend to issue certificates representing the Shares.  The Company will send in writing to each stockholder the information required by the Charter and the By-Laws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Shares to be issued, on request by a stockholder.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the Board Resolutions, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

FOLEY & LARDNER LLP

/Foley & Lardner LLP/